VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . August 9, 2012 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on September 27, 2012 to stockholders of record at the close of business on September 7, 2012.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products, furniture components and performance marine components) and waste management industries.

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